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                                  EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Lam Research Corporation of our report dated August 3, 1995, included in the 1995 Annual Report to Stockholders of Lam Research Corporation.

Our audits also included the financial statement schedule of Lam Research Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-32166, Amendment No. 1, and 33-43857) of our report dated August 3, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Lam Research Corporation.


                                      /s/ ERNST & YOUNG LLP

September 25, 1995
San Jose, California